Exhibit 31.2

 Certification of CHIEF FINANCIAL Officer

I, John Gross, certify that:

1.	I have reviewed this Amendment No. 1 to the this annual report on Form 10-K of Majesco Entertainment Company, and

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: February 28, 2008

/s/ John Gross
John Gross
Chief Financial Officer